UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2010

PMC COMMERCIAL TRUST
(Exact name of registrant as specified in its charter)

TEXAS	1-13610	75-6446078
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX	75252
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 349-3200

NONE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2010, PMC Commercial Trust (the “Company”) entered into the Tenth Amendment to Credit Agreement (the “Amendment”) with JPMorgan Chase Bank, N.A., as a lender and as agent for the lenders (in such capacity, the “Administrative Agent”). The Amendment modified the Company’s revolving credit facility (“Revolver”) to extend its maturity date to December 31, 2011 and maintain the amount available at $30 million until maturity. No other terms were modified.

The foregoing summary is qualified in its entirety by reference to the full text of the Tenth Amendment to the Credit Agreement attached hereto as Exhibit 10.1 to this Form 8-K, which exhibit is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Tenth Amendment to Credit Agreement between PMC Commercial Trust and JPMorgan Chase Bank, N.A. as Administrative Agent, dated September 20, 2010

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 22, 2010

PMC COMMERCIAL TRUST

By: /s/ Barry N. Berlin
Barry N. Berlin, Chief Financial Officer